                                                 EXHIBIT 99.1








                             MORRISON KNUDSEN CORPORATION


                    (FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)







                              CONSOLIDATED BALANCE SHEET
                                AT SEPTEMBER 11, 1996
                                         AND
                          REPORT OF INDEPENDENT ACCOUNTANTS

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                             MORRISON KNUDSEN CORPORATION
                    (FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)



                                        INDEX

Report of Independent Accountants....................................     1

Consolidated Balance Sheet...........................................     2 - 3

Notes to Consolidated Balance Sheet..................................     4 - 14

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of Morrison Knudsen Corporation


We have audited the accompanying consolidated balance sheet of Morrison Knudsen Corporation as of September 11, 1996. This consolidated balance sheet is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Morrison Knudsen Corporation as of September 11, 1996 in conformity with generally accepted accounting principles.



/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.


Boise, Idaho
January 3, 1997

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MORRISON KNUDSEN CORPORATION
(FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)
CONSOLIDATED BALANCE SHEET
(THOUSANDS OF DOLLARS EXCEPT SHARE DATA)

--------------------------------------------------------------------------------
SEPTEMBER 11,                                                        1996
--------------------------------------------------------------------------------
ASSETS
--------------------------------------------------------------------------------

CURRENT ASSETS
Cash and cash equivalents                                       $  81,433
Accounts receivable, including retentions of $28,320              225,136
Unbilled receivables                                              103,686
Notes receivable                                                   12,896
Investments in and advances to construction joint ventures         21,172
Deferred income taxes                                              31,256
Other                                                              19,889
--------------------------------------------------------------------------------
Total current assets                                              495,468
--------------------------------------------------------------------------------

INVESTMENTS AND OTHER ASSETS
Deferred income taxes                                              36,580
Securities available for sale, at fair value                       28,817
Assets held for sale                                               18,896
Investments in mining joint ventures                               55,161
Cost in excess of net assets acquired,
 net of accumulated amortization of $1,408                        143,858
Other                                                               7,364
--------------------------------------------------------------------------------
Total investments and other assets                                290,676
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, AT COST
Land                                                                7,110
Buildings and equipment                                            55,014
Construction equipment                                            177,169
--------------------------------------------------------------------------------
Total property and equipment                                      239,293
LESS ACCUMULATED DEPRECIATION                                    (163,156)
--------------------------------------------------------------------------------
Property and equipment, net                                        76,137
--------------------------------------------------------------------------------
Total assets                                                     $862,281
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

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--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
CURRENT LIABILITIES
Short-term debt                                                 $  35,158
Accounts payable                                                   62,436
Subcontracts payable, including retentions of $31,424              89,928
Accrued salaries, wages and benefits                               47,905
Accumulated provisions for anticipated losses on
 uncompleted contracts                                             24,409
Other accrued liabilities                                         105,888
Billings in excess of cost and earnings on uncompleted contracts   49,274
Advances from customers                                            13,661
--------------------------------------------------------------------------------
Total current liabilities                                         428,659
--------------------------------------------------------------------------------
NON-CURRENT LIABILITIES
Deferred compensation                                              15,636
Accrued workers' compensation insurance                            27,342
Accrued postretirement benefit obligation                          53,252
Accrued pension benefit obligation                                  4,861
Accrued environmental remediation obligations                       8,972
--------------------------------------------------------------------------------
Total non-current liabilities                                     110,063
--------------------------------------------------------------------------------
COMMITMENTS AND CONTINGENCIES (Note 10).
--------------------------------------------------------------------------------
REDEEMABLE PREFERRED STOCK, issued 1,800,000 shares                18,000
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred stock, authorized 10,000,000 shares,
  issued 1,800,000 shares of Series A redeemable reported above
Common stock, par value $.01, authorized 100,000,000 shares,
  issued and outstanding 53,809,272 shares                            538
Capital in excess of par value                                    242,755
Stock purchase warrants outstanding                                 6,564
Retained earnings                                                  55,702
--------------------------------------------------------------------------------
Total stockholders' equity                                        305,559
--------------------------------------------------------------------------------
Total liabilities and stockholders' equity                       $862,281
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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MORRISON KNUDSEN CORPORATION
(FORMERLY WASHINGTON CONSTRUCTION GROUP, INC.)
NOTES TO CONSOLIDATED BALANCE SHEET
(THOUSANDS OF DOLLARS EXCEPT SHARE DATA)

1.  MERGER WITH MORRISON KNUDSEN CORPORATION AND BASIS OF PRESENTATION

On September 11, 1996, Morrison Knudsen Corporation, a Delaware corporation, ("Old MK") merged with and into Washington Construction Group, Inc. (the "Corporation") pursuant to the Restructuring and Merger Agreement, dated May 28, 1996 (the "Merger Agreement"), by and between the Corporation and Old MK, with the Corporation being the surviving corporation in the merger (the "Merger") and being renamed Morrison Knudsen Corporation.

The Merger was an integral part of the reorganization of Old MK pursuant to a plan of reorganization (the "Plan") filed by Old MK in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Plan was confirmed by the Bankruptcy Court on August 26, 1996 (the "Confirmation Date") and became effective concurrently with the Merger on September 11, 1996 (the "Effective Date").

On the Effective Date, substantially all of Old MK's senior debt obligations were discharged and all of Old MK's outstanding common stock was cancelled. Pursuant to the Plan, certain creditors of Old MK received or will receive distributions consisting of (i) $47,930 in cash (including $34,630 in proceeds from the cancellation of the promissory note of MK Rail Corporation ("MK Rail") owned by Old MK and $13,300 of cash of the Corporation), (ii) all of the common stock of MK Rail owned by Old MK, (iii) 24,161,421 newly issued shares of common stock of the Corporation, (iv) 1,800,000 newly issued shares of preferred stock of the Corporation entitling the holders thereof to receive up to $18,000 of certain tax refunds that may be received by the Corporation as successor to Old MK, and (v) the proceeds of exercises of the rights ("Rights") described below (in lieu of a portion of the distributions described in clauses (i) through (iv) of this sentence).

Pursuant to the Plan, each holder of record of shares of Old MK common stock as of the close of business on the Confirmation Date (including shares held for distribution to certain securities litigation plaintiffs) received, on the Effective Date, a number of Rights, equal to the number of shares of Old MK common stock held by such holder, to purchase a portion of the consideration otherwise distributable under the Plan to certain of Old MK's creditors as described above and will receive, following proper surrender of the certificates representing such holder's shares of Old MK common stock in accordance with the Plan, a pro rata share of warrants exercisable during a term of six and one-half years to purchase from the Corporation an aggregate of 2,765,000 shares of the Corporation's common stock at an exercise price of $12.00 per warrant (subject to adjustment).

The total purchase price paid by the Corporation for the acquired net assets of Old MK has been estimated to be $203,736, consisting of (i) $13,300 of cash provided by the Corporation, (ii) $186,127 of equity issued by the Corporation and (iii) $4,309 of estimated costs of acquisition. The acquisition was accounted for using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on estimated fair market values at September 11, 1996, the date of acquisition. The cost in excess of the net assets acquired was $127,476, which is being amortized over 40 years using the straight-line method. The allocations were based on preliminary estimates which are subject to change based on resolution of certain contingencies.

PURCHASE PRICE ALLOCATION                                   SEPTEMBER 11, 1996
--------------------------------------------------------------------------------
Net working capital                                            $   38,815
Investments and other assets                                      136,778
Cost in excess of net assets acquired                             127,476
Property and equipment                                             28,730
Non-current liabilities                                          (128,063)
--------------------------------------------------------------------------------
Purchase price                                                   $203,736
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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2.  SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION: The consolidated balance sheet includes the accounts of the Corporation and all of its majority-owned subsidiaries. Investments in 20%- to 50%-owned companies and all joint ventures are accounted for by the equity method. Intercompany accounts and transactions have been eliminated.

BUSINESS: The Corporation engages in all types of general construction work including industrial, heavy civil and marine, mechanical, pipeline, buildings and underground, for a wide range of public and private customers throughout the world. In addition, the Corporation renders design services in practically all engineering disciplines. Other markets for its services include nuclear and fossil-fueled power plants, environmental and hazardous waste abatement and operations and maintenance for military and commercial facilities. The Corporation also provides mining services throughout the world.

CONSTRUCTION CONTRACTS: The Corporation recognizes revenue on construction contracts, including substantially all of its construction joint-venture contracts, on the percentage-of-completion method, based on the proportion of costs incurred on the contract to total estimated contract costs. Engineering and construction management contract revenue is recognized on the accrual method.

Revisions in uncompleted contract revenue and cost estimates are reflected in the accounting period when known. Any anticipated losses on uncompleted contracts are recognized when determinable. Claims for additional contract revenue in excess of original contract price are generally not recognized until settled.

The Corporation has a substantial history of making reasonably dependable estimates of the extent of progress towards completion, contract revenues, and contract costs on its long-term construction contracts. However, due to uncertainties inherent in the estimation process, it is at least reasonably possible that completion costs will be further revised in the near term for certain major construction projects in the early stages of progress.

USE OF ESTIMATES: The preparation of the Corporation's consolidated balance sheet, in conformity with generally accepted accounting principles, necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date. Actual results could differ from those estimates.

UNBILLED RECEIVABLES: Unbilled receivables at September 11, 1996 represent amounts (i) arising from the use of the percentage-of-completion method of accounting, (ii) to be billed under cost reimbursement-type contracts, or (iii) arising from routine lags in billing. Substantially all the unbilled receivables at September 11, 1996, are expected to be billed and collected within twelve months.

CLASSIFICATION OF CURRENT ASSETS AND LIABILITIES: The Corporation includes in current assets and liabilities amounts realizable and payable under engineering and construction contracts that extend beyond one year. Accounts receivable at September 11, 1996 include $11,332 of contract retentions, generally payable by customers on final acceptance, which amounts are not expected to be collected within twelve months.

Cash advances by customers are non-interest bearing current liabilities until the contract is substantially or fully completed.

CASH EQUIVALENTS: Cash equivalents consist of investments in highly liquid securities purchased with original maturities of three months or less.

FINANCIAL INSTRUMENTS: Financial instruments which potentially subject the Corporation to concentrations of credit risks consist of cash equivalents, securities available for sale, and accounts receivable and unbilled receivables. Concentrations of credit risk are limited due to the Corporation's credit evaluation process. Historically, the Corporation has not required collateral and has not incurred any significant credit-related losses. The fair value approximates the carrying value of financial instruments at September 11, 1996.

COST IN EXCESS OF NET ASSETS ACQUIRED: Cost in excess of net assets acquired in business acquisitions is amortized on the straight-line method over 40 years. The Corporation periodically evaluates the existence or extent of an impairment of the unamortized cost using projected future cash flows expected to be generated over the remaining lives of each business unit's assets, whenever events or changes in circumstances indicate the carrying amount may not be recoverable.

LONG-LIVED ASSETS: Long-lived assets to be held and used are recorded at cost. Periodically, management reviews long-lived assets and the related identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. If, upon evaluation, the expected future net cash flows from an asset and its disposition are not sufficient to recover its carrying amount, the carrying amount is adjusted to the asset's fair value. Whenever the Corporation commits to dispose of long-lived assets through sale or abandonment, the assets are thereafter recorded at the lower of cost or fair value, less the cost of disposal.

Depreciation of construction equipment is provided on the straight-line and accelerated methods over the life of the construction equipment. Depreciation of buildings and equipment is provided on the straight-line method over the life of the building and the equipment.

FOREIGN CURRENCY TRANSLATION: The functional currency for the majority of the Corporation's foreign operations is the applicable local currency. Translation of assets and liabilities from foreign currencies to U.S. dollars is based on exchange rates at the balance sheet date. Gains or losses, net of applicable deferred income taxes, resulting from such translation are deferred as a separate component of stockholders' equity until disposition or substantial disposition of the investment in foreign operations.

ENVIRONMENTAL CLEANUP MATTERS: The Corporation expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. The Corporation determines its liability on a site by site basis and records a liability at the time when it is probable and can be reasonably estimated. The Corporation's estimated liability is reduced to reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. The estimated liabilities of the Corporation are discounted where appropriate and are not reduced for possible recoveries from insurance carriers.

INCOME TAXES: Deferred income tax assets and liabilities are recognized for the effects of temporary differences between the carrying amounts and the income tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is established when it is more likely than not that net deferred tax assets will not be realized.

3.  STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

The Financial Accounting Standards Board has issued Statement No. 123 ACCOUNTING FOR STOCK-BASED COMPENSATION ("FAS 123"). The requirements of FAS 123 are effective December 1, 1996. FAS 123 defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all their employee stock compensation plans. However, FAS 123 also allows an entity to continue to measure periodic compensation cost for its stock compensation plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion 25 ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). The Corporation has elected to continue accounting for stock-based compensation in accordance with APB 25, and to make pro forma disclosures of net income and income per share beginning in fiscal 1997 as if the fair value based method of accounting had been applied.

4.  SECURITIES AVAILABLE FOR SALE

At September 11, 1996, securities available for sale consisted primarily of foreign government bonds held to meet liquidity needs of the Corporation's self-insured risk management programs, principally workers' compensation liabilities.

MATURITIES OF DEBT SECURITIES                               SEPTEMBER 11, 1996
--------------------------------------------------------------------------------
DUE IN FISCAL YEAR                                          COST AND FAIR VALUE
--------------------------------------------------------------------------------
1997                                                              $  5,859
1998 - 2002                                                         19,472
2003 - 2007                                                          3,486
--------------------------------------------------------------------------------
Totals                                                             $28,817
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Corporation self-insures for additional workers' compensation losses through its captive insurance subsidiary and reinsurance agreements with outside insurers.

5.  JOINT VENTURES

CONSTRUCTION JOINT VENTURES: Construction joint ventures are generally created for the sole purpose of bidding on, negotiating for, and completing one specific project. The number of construction joint ventures in which the Corporation participates and the size, scope and duration of the projects vary between periods.

FINANCIAL POSITION OF THE CONSTRUCTION JOINT VENTURES       SEPTEMBER 11, 1996
--------------------------------------------------------------------------------
Current assets                                                   $208,243
Property and equipment, net                                         7,573
Current liabilities                                              (176,992)
--------------------------------------------------------------------------------
Net assets                                                      $  38,824
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

MINING JOINT VENTURES: At September 11, 1996, the Corporation had ownership interests in two mining joint ventures, Mitteldeutsche Braunkohlengesellschaft mbH of 33% and Westmoreland Resources, Inc. ("Westmoreland Resources") of 24%. On September 30, 1996, the Corporation sold 4% of its ownership interest to Westmoreland Coal Company ("Westmoreland Coal") reducing its ownership interest in Westmoreland Resources to 20%. The Corporation provides contract mining services to these joint ventures.

FINANCIAL POSITION OF THE MINING JOINT VENTURES             SEPTEMBER 11, 1996
--------------------------------------------------------------------------------
Current assets                                                  $ 383,349
Non-current assets                                                148,452
Property and equipment, net                                       499,157
Current liabilities                                              (122,126)
Long-term debt                                                   (194,770)
Other non-current liabilities                                    (535,860)
--------------------------------------------------------------------------------
Net assets                                                      $ 178,202
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

On December 23, 1996, Westmoreland Coal and four subsidiaries, including Westmoreland Resources, filed for protection under Chapter 11 of the Federal Bankruptcy Code. At November 30, 1996, the carrying amount of the Corporation's ownership interest in Westmoreland Resources was $5,186. The Corporation cannot presently predict with any certainty to what extent, if any, its investment will ultimately be impaired, but any loss is not expected to have a material adverse effect on the financial condition, results of operations and cash flows of the Corporation.

6.  ASSETS HELD FOR SALE

At September 11, 1996, assets held for sale are stated at the lower of cost or estimated net realizable value and are comprised of (i) assets of a non-core subsidiary with a carrying amount of $10,986, (ii) land in a real estate development project with a carrying amount of $2,666 and (iii) a 29.5% stock ownership interest in a foreign bank with a carrying amount of $5,244.

7.  SHORT-TERM DEBT AND CREDIT ARRANGEMENTS

SHORT-TERM DEBT                                             SEPTEMBER 11, 1996

--------------------------------------------------------------------------------
Note payable to bank, interest at 8.2%                               $ 5,158
Borrowings under revolving credit facility, interest at 8.25%         30,000
--------------------------------------------------------------------------------
Short-term debt                                                      $35,158
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The $30,000 borrowings at September 11, 1996 was paid in full by September 23, 1996 and the $5,158 note payable to bank was paid in full on November 27, 1996.

Under a four-year revolving credit facility which was superseded by a new credit agreement on October 31, 1996, the Corporation could borrow the lesser of $60,000 or the Corporation's "borrowing base", which exceeded the $60,000 loan limit at September 11, 1996. Outstanding borrowings under the credit facility were collateralized by the stock and assets of the Corporation's subsidiaries. The credit facility allowed borrowings at the London Interbank Offering Rate (LIBOR) + 1% or prime, required that certain financial ratios be maintained and placed restrictions on additional debt financing, dividends, guaranties and investments. The Corporation was in compliance with the covenants at September 11, 1996.

NEW REVOLVING CREDIT AGREEMENT: On October 31, 1996, the Corporation obtained from the Bank of Montreal a new five-year, $200,000 revolving loan and letter of credit facility (the "Facility"). Revolving loan borrowings under the Facility are limited to $125,000. At October 31, 1997, and at the end of each year thereafter, subject to the approval of the Corporation and the bank, the Facility may be extended by an additional year. In connection with the Facility, the Corporation paid to the bank an underwriting fee of $1,100, and is required to pay commitment fees on the unused portion of the Facility and letter of credit fees upon issuance of letters of credit.

The Facility is collateralized by substantially all of the assets of Morrison Knudsen Corporation and certain of its material domestic subsidiaries. The Facility includes a provision releasing such collateral at such time as the Corporation obtains an investment grade credit rating and contains covenants requiring the maintenance of financial ratios (such as debt service coverage and debt to total capitalization) and minimum levels of net worth. In addition, the Facility agreement places limitations on, among other things, additional indebtedness, investments and loans guarantees.

The Facility agreement provides for revolving loans bearing interest at (i) the applicable LIBOR rate plus an additional margin or (ii) the base rate (the higher of (a) prime commercial rate or (b) the Federal Funds Rate plus 1/2%) plus an additional margin. Both the applicable base rate and LIBOR rate additional margins are determined by a financial ratio of the Corporation's funded debt to earnings before interest, taxes, depreciation and amortization, and could range from 3/4% to 1 1/8% for the LIBOR rate and zero to 1/4% for the base rate. Interest is payable quarterly in arrears.

8.  TAXES ON INCOME


DEFERRED TAX ASSETS AND LIABILITIES              SEPTEMBER 11, 1996
--------------------------------------------------------------------------------
                                         ASSETS       LIABILITIES       TOTAL
--------------------------------------------------------------------------------
Employee benefit plans                  $ 35,354       $    --       $  35,354
Provisions for estimated losses           63,358            --          63,358
Revenue recognition                        5,889            --           5,889
Alternative minimum tax                   13,902            --          13,902
Joint ventures                             5,521            --           5,521
Depreciation                                 --          (3,813)        (3,813)
Basis difference in affiliates               --          (9,036)        (9,036)
Self-insurance liability                  23,533            --          23,533
Net operating loss carryforwards          83,474            --          83,474
Valuation allowance                     (126,878)           --        (126,878)
Other, net                                   --         (23,468)       (23,468)
--------------------------------------------------------------------------------
Total deferred tax assets (liabilities) $104,153       $(36,317)     $  67,836
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

At September 11, 1996, the Corporation had consolidated regular tax net operating loss carryforwards for federal, state and foreign tax purposes of approximately $205,300, $143,500 and $1,200, respectively, which expire in the years 2000 through 2012. In addition, the Corporation had alternative minimum tax credits of $13,902 at September 11, 1996 which carry forward indefinitely, and general business credit and foreign tax credit carryforwards of approximately $1,900 and $1,070 respectively, which expire in the years 1998 through 2007. The ability of the Corporation to use the net operating loss carryforwards and tax credits prior to their expiration is limited. The valuation allowance of $126,878 reduces these net operating loss carryforwards and other deferred tax assets to a level which, more likely than not, will be realized based on future taxable income. The valuation allowance is subject to change based on the occurrence of future events, and any such change could be material. As of September 11, 1996, U.S. Federal income tax returns for the open years 1987 through 1994 were in the process of examination. All years prior to 1987 are closed to further examination. The Corporation believes that adequate provision has been made for possible assessments of additional taxes.

9.  BENEFIT PLANS

PENSION PLANS: The Corporation sponsors a defined benefit pension plan under which benefits have been frozen and no further benefits have been accrued since 1991. Management expects to terminate sponsorship of the plan and effect a settlement of the plan's accumulated benefit obligation through lump-sum cash payments and the purchase of nonparticipating annuities. Accordingly, the accumulated benefit obligation at September 11, 1996 reflects the Corporation's estimate of the ultimate termination benefits to be settled with the cash proceeds from liquidation of the plan's assets supplemented by additional funds from the Corporation's cash resources as necessary at the date of termination. Pending such settlement, vesting of benefits continues and the plan holds assets, pays benefits and receives additional employer contributions.

FUNDED STATUS OF THE PLAN                                  SEPTEMBER 11, 1996
--------------------------------------------------------------------------------
Accumulated benefit obligation                                  $ 55,279
Plan assets at fair value                                        (50,418)
--------------------------------------------------------------------------------
Accrued pension benefit obligation                              $  4,861
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

At September 11, 1996, approximately 50% of plan assets were invested in equity securities, 44% in fixed-income (corporate and U.S. government) securities and 6% in cash equivalents. The discount rate used in determining the actuarial present value of the accumulated benefit obligation was 7.25%. The expected rate of return on plan assets was 8.0%.

The Corporation participates in and makes contributions to numerous construction industry multiemployer pension plans. Generally, the plans provide defined benefits to substantially all direct-hire craft employees covered by collective bargaining agreements. Under the Employee Retirement Income Security Act, as amended by the Multiemployer Pension Plan Amendment Act of 1980, a contributor to a multiemployer plan is liable, upon termination of the plan or its withdrawal from the plan, for its share of the multiemployer plan's unfunded vested liabilities. Based on information provided by the multiemployer plan administrators to the U.S. Department of Labor, the Corporation's share of such plans' unfunded vested liabilities as of the most recent disclosures available was approximately $7,000. The Corporation has long maintained policies and procedures which have successfully avoided withdrawal liabilities under construction industry multiemployer pension plans. Accordingly, no payments have been required and no accruals have been made.

DEFERRED COMPENSATION: The Corporation has unfunded supplemental retirement income arrangements for former employees and an unfunded defined benefit pension plan for former non-employee directors with an accumulated benefit obligation and accrued liability at September 11, 1996 of $14,000. The discount rate used in determining the actuarial present value of the accumulated benefit obligation was 7.5%.

POSTRETIREMENT HEALTH CARE PLAN: Employees who retire after July 1, 1993 are not eligible for postretirement health care benefits. The Corporation has an unfunded plan to provide certain health care benefits for employees who retired before July 1, 1993 including their surviving spouses and dependent children. The accumulated postretirement benefit obligation ("APBO") and accrued liability at September 11, 1996 was $53,252. The APBO was determined using the projected unit credit method and an assumed discount rate of 7.5%. In addition, an annual rate increase of 9.5% in the per capita cost of health care benefits was assumed, gradually declining to 5.5% in the year 2008 and continuing thereafter over the projected payout period of the benefits. The health care cost trend rate assumption has a significant effect on the APBO. For example, a 1% increase in the health care cost trend rate would increase the APBO at September 11, 1996 by approximately $5,214. In past years, the Corporation has amended, and it reserves the right to amend or terminate, the postretirement health care benefits currently provided under the plan and may increase participants' contributions at any time.

10.  COMMITMENTS AND CONTINGENCIES

ENVIRONMENTAL MATTERS: The Corporation's contract mining and environmental remediation services involve risks for which the Corporation could become liable under federal, state and local environmental laws and regulations, including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), which imposes strict, joint and several, retroactive liability upon parties who are responsible for the cost of environmental remediation under such Act. Old MK has performed, and the Corporation will continue to perform, environmental remediation work at Superfund sites as a response action contractor for the U.S. Environmental Protection Agency (the "EPA") and, as such, is exempt from liability under any federal law, including CERCLA, for contribution or indemnification and for death or injury to persons or property resulting from the release of hazardous substances, unless its conduct was negligent, grossly negligent, or constitutes intentional misconduct; the Corporation may, however, be entitled to indemnification from the United States against any liability arising out of negligent performance of the work. While the Corporation believes that it is in material compliance with environmental laws and regulations, a determination that the Corporation is liable under environmental laws and regulations for the cost of environmental remediation could have a material adverse effect on the financial position, results of operations and cash flows of the Corporation. Amendments to, or more stringent implementation of, current environmental laws and regulations also could have such adverse effects.

The American Institute of Certified Public Accountants recently issued Statement of Position ("SOP") 96-1, ENVIRONMENTAL REMEDIATION LIABILITIES, which addresses specific accounting issues present in the recognition, measurement, display and disclosure of environmental remediation liabilities. The provisions of SOP 96-1 are effective beginning December 1, 1997; however, the Corporation has applied the guidance of SOP 96-1 in assessing its potential environmental remediation liabilities.

The EPA has notified the Corporation of its potential liability in connection with hazardous substances generated or disposed of at the Summitville Mine Superfund Site (the "Site") near Del Norte, Colorado, and regards the Corporation as a potentially responsible party ("PRP") with respect to the Site. The EPA has not commenced any litigation or other proceedings against the Corporation, and the Corporation has had only preliminary discussions with the EPA regarding the Corporation's potential responsibility with respect to the Site. However, the EPA has informally advised the Corporation that the EPA does not believe the Corporation is eligible for a de minimis settlement (as was offered by the EPA to several PRPs which contributed less than 3% volume and toxicity of the hazardous substances at the Site).

According to a recently published report, the EPA estimates that the total remediation costs incurred and to be incurred at the Site will be $120,000. The EPA has reportedly notified approximately 20 other parties associated with the Site of their potential liability. The Corporation is not a party to any agreement regarding an allocation of responsibility among the PRPs (several of which have entered into de minimis settlements with the EPA) and the EPA has not made an allocation of responsibility among the PRPs. The Corporation's share, if any, of the aggregate environmental liability associated with the Site cannot be estimated at this time and depends upon, among other things, the manner in which liability may be allocated to or among the Corporation or other PRPs associated with the Site, the efficacy of any defenses that the Corporation or such other PRPs may have to any assertion of liability, the willingness and ability of such other PRPs to discharge such liability as may be allocated to them and the outcome of any negotiations or settlement discussions between the Corporation and the EPA and/or such other PRPs. Accordingly, no liability has been accrued at September 11, 1996.

The Corporation is involved in environmental cleanup activities at four sites that require cleanup based on environmental pollution, some of which have been designated as Superfund sites by the EPA. The Corporation has been named as a PRP at two of the sites. The Corporation estimates a range of possible remediation costs to be $1,550 to $3,300. The Corporation has accrued an undiscounted liability at September 11, 1996 of $1,972, which represents the best estimate available in the circumstances. Liabilities at the Superfund sites are joint and several; however, the Corporation does not currently anticipate defaults by other PRPs and has made no accrual therefor.

The Corporation is subject to a Resource Conservation and Recovery Act Part B Post Closure Permit (the "Permit") issued by the EPA and the Idaho Department of Health and Welfare, Division of Environmental Quality, relating to the monitoring and treatment of groundwater contamination on, and adjacent to, Old MK's former Boise Locomotive facility. The expected aggregate undiscounted costs to be incurred over the next 25 years, adjusted for inflation at 3% per annum, is estimated to be $5,100 based on the Permit's Corrective Action Plan, and $4,400 for contingent additional Permit compliance requirements related to off-site groundwater contamination. The discounted liability at September 11, 1996, using a discount rate of 6.5%, was $2,100 based on the Permit's Corrective Action Plan and $1,900 for contingent additional Permit compliance requirements related to off-site groundwater contamination. The estimated outlays for each of the five succeeding years from 1996 to 2000 are: $245, $253, $260, $268 and $317. The Boise locomotive facilities were transferred to Old MK's former subsidiary, MK Rail, in 1995 and an application to transfer the permit and the related compliance requirements to MK Rail is pending approval. No additional liability has been accrued for remediation costs related to the contamination at the facilities as such costs and the Corporation's share thereof, if any, are not subject to estimation at this time.

The Corporation has been identified as a PRP and is contingently liable for remediation liabilities in connection with Old MK's former Transit business which was disposed of in 1995. The Corporation has agreed to indemnify the buyer of the Transit business for remediation costs and, accordingly, accrued an estimated undiscounted liability at September 11, 1996 of $3,000. It is possible that the ultimate cost, which cannot be determined at this time, could exceed the Corporation's recorded liability.

Management believes that the ultimate resolution of these matters could have a material adverse effect on the Corporation's financial position and could materially and adversely effect its results of operations and cash flows in one or more future periods.

LONG-TERM LEASES: Future minimum rental payments under operating leases, some of which contain renewal or escalation clauses, with remaining noncancelable terms in excess of one year at September 11, 1996 were as follows:

FISCAL YEAR ENDING NOVEMBER 30,     REAL ESTATE     EQUIPMENT      TOTAL
--------------------------------------------------------------------------------
1996                                 $ 2,984         $1,354       $  4,338
1997                                   9,609          2,841         12,450
1998                                   8,057          1,902          9,959
1999                                   7,323          1,471          8,794
2000                                   7,985            963          8,948
2001                                   6,041            --           6,041
2002 and after                        49,695            --          49,695
--------------------------------------------------------------------------------
Totals                               $91,694         $8,531       $100,225
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Administrative offices and engineering facilities in Boise, Idaho, and Cleveland, Ohio, are rented under long-term, non-cancelable leases expiring in 2004 and 2010, respectively, with aggregate lease obligations of $12,145 for the Boise and $68,800 for the Cleveland facilities.

LETTERS OF CREDIT AND FINANCIAL GUARANTEES: At September 11, 1996, the Corporation was contingently liable, in the normal course of business, for $36,704 related to letters of credit under contract performance obligations to customers not reflected in the balance sheet at September 11, 1996. In addition, the Corporation provides off balance sheet guarantees for $14,443 in letters of credit issued by third parties to meet the reinsurance requirements of the Corporation's captive insurance subsidiary. Securities held for sale are pledged as collateral for the $14,443 letters of credit.

In connection with the sale of Old MK's ownership interest of a shipbuilding subsidiary in 1989, the Corporation has guaranteed $21,000 of the former subsidiary's port facility bonds until not later than December 1, 2002. The former subsidiary has collateralized the bonds with certain of its assets and has paid $1,701 into a sinking fund through September 11, 1996 to repay the bonds. The Corporation does not anticipate that it will incur losses as a result of this guarantee.

The Corporation is contingently liable for $10,937 under a residual value guarantee at the termination in 2005 of a long-term locomotive lease agreement between a third party equipment lessor and one of Old MK's customers relating to the sale of 25 remanufactured locomotives from Old MK to the equipment lessor. The Corporation does not anticipate that it will incur losses as a result of this guarantee.

The Corporation has commitments and performance guarantees arising in the ordinary course of its business from construction contracts, including those of its joint ventures.

GOVERNMENT AUDITS: The Corporation has a number of cost reimbursable contracts with the U.S. Government, the allowable costs of which are subject to adjustments upon audit by various agencies of the U.S. Government. Audits currently in progress are in varying stages of completion and relate to the years ended 1987 through 1995. Some audits have resulted in proposed claims and cost disallowances of approximately $15,000. The Corporation has concluded its investigation of these matters and believes that the government's claims are based on incomplete financial information and, based on an evaluation of the merits of individual claims and review of historical financial data, the Corporation accrued a liability at September 11, 1996 of $6,425 which represents the best estimate available in the circumstances. It is possible that the ultimate cost, which cannot be determined at this time, could exceed the Corporation's recorded liability.

EMPLOYMENT AGREEMENTS AND SEVERANCE PAY PLANS: The Corporation has employment agreements with several of its key employees which generally provide for salary continuation for a number of years plus continuation of certain benefits in the event of termination of employment without cause (as defined), including a change of control in the Corporation (as defined). If all of the key employees under contract at September 11, 1996 were to be terminated without cause, the Corporation's liability would be approximately $6,700. Several employees were terminated as a result of the Merger, resulting in an accrued liability at September 11, 1996 of $1,919.

In addition, the Corporation has severance pay plans adopted by Old MK that provide enhanced severance benefits under certain circumstances to certain covered employees who are involuntarily terminated prior to December 31, 1997. If all of the covered employees under contract at September 11, 1996 were to be terminated, the Corporation's liability would be approximately $6,800.

OTHER: The Corporation is a party to various other claims and legal proceedings incidental to its business. In management's opinion, the outcome of these claims and proceedings and the aforementioned guarantees will not have a material adverse effect on the financial condition, results of operations and cash flows of the Corporation.

11.  REDEEMABLE PREFERRED STOCK

On September 11, 1996, the Corporation issued 1,800,000 shares of Series A preferred stock authorized under the Certificate of Incorporation. The Corporation is obligated to redeem all of the outstanding shares of Series A preferred stock, if it has not been cancelled by the fifth anniversary of its issuance, at a redemption price per share equal to a pro rata share of certain refunds of federal income tax that may be received by the Corporation as successor to Old MK in connection with Old MK's amended federal tax returns filed prior to January 1, 1996 provided, however, that the cumulative total amount shall not exceed $18,000. In addition, holders of the Series A preferred stock are not entitled to dividends. Each share of Series A preferred stock is entitled to 1/100 of a vote, and in the event of liquidation, each holder will be entitled to be paid in cash in preference to holders of common stock.

12.  CAPITAL STOCK, STOCK PURCHASE WARRANTS AND STOCK OPTIONS

CAPITAL STOCK: On September 11, 1996, the Corporation's stockholders approved certain amendments to the Corporation's Certificate of Incorporation including
(i) increasing the number of total authorized shares of the Corporation's common stock from 39,000,000 to 100,000,000 and (ii) the number of total authorized shares of the Corporation's preferred stock from 1,000,000 to 10,000,000.

STOCK PURCHASE WARRANTS: At September 11, 1996, the Corporation had outstanding stock purchase warrants to acquire 2,952,848 shares of the Corporation's common stock at an exercise price of $12.00 per warrant. Warrants to purchase 2,765,000 shares expire in March 2003, and warrants to purchase 187,848 shares expire in September 2001.

STOCK OPTIONS: The Corporation has a Stock Option and Incentive Plan for Officers, Directors and Key Employees of the Corporation, as amended (the "1994 Plan"), under which a total of 3% of the outstanding shares of common stock as of December 1 of each year are reserved for issuance under the 1994 Plan. Options for 3,152,454 shares of common stock were reserved for issuance at September 11, 1996.

The 1994 Plan authorizes the grant of both incentive and nonstatutory stock options and the award of restricted stock to participants. The options and restricted stock are subject to such vesting requirements as the Compensation Committee of the Board of Directors determines, but are generally conditioned on continued employment during the restrictive periods. A recipient of a restricted stock award has all the rights of a stockholder except that the shares are held by the Corporation until certain conditions have been met.

OPTION SHARES UNDER THE 1994 PLAN
--------------------------------------------------------------------------------
Outstanding at December 1, 1995                                  940,986
Granted                                                          232,770
Cancelled                                                        (17,000)
Exercised ($4.625 to $10.00 per share)                          (166,667)
--------------------------------------------------------------------------------
Outstanding at September 11, 1996 ($4.625 to $10.00 per share)   990,089
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Exercisable at September 11, 1996                                392,592
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



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